Exhibit 99.3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree (i) to the joint filing, on behalf of each of them, of a statement on Schedule 13D (including amendments thereto) with respect to ordinary shares, par value US$0.001 per share, of Pingtan Marine Enterprise Ltd., a Cayman Islands company; and (ii) that this agreement be included as Exhibit 99.3 to such joint filing. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this agreement.

Dated: February 15, 2023	XINRONG ZHUO

	By:	/s/ Xinrong Zhuo
	Name:	Xinrong Zhuo

Heroic Treasure Limited

	By:	/s/ Xinrong Zhuo
	Name:	Xinrong Zhuo
	Title:	Director

Mars Harvest Co., Ltd.

	By:	/s/ Xinrong Zhuo
	Name:	Xinrong Zhuo
	Title:	Director